Exhibit 4.2

Certificate Number : ** SHARE CERTIFICATE PPDAI Group Inc. (INCORPORATED IN THE CAYMAN ISLANDS) Authorized Capital: US$500,000 divided into 10,000,000,000 Class A Ordinary Shares of a par value of US$0.00001 each, and 10,000,000,000 Class B Ordinary Shares of a par value of US$0.00001 each, and 30,000,000,000 Undesignated Shares of a par value of US$0.00001 each. THIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON IS THE REGISTERED HOLDER OF THE STATED NUMBER OF FULLY PAID SHARES IN THE ABOVEMENTIONED COMPANY SUBJECT TO THE MEMORANDUM AND ARTICLES OF ASSOCIATION THEREOF. Name and Address of Shareholder ********* of ****************** No. of Shares - **** - Class of Shares *** Shares Distinctive No. GIVEN UNDER THE COMMON SEAL OF THE COMPANY ** th **, 2017 The Common Seal is hereunto affixed in the presence of:- Director Secretary NO TRANSFER OF ANY PORTION OF THE SHARES COMPRISED IN THIS CERTIFICATE CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS CERTIFICATE.